Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Sanmina Corporation:

We consent to the use of our report dated November 19, 2015, with respect to the consolidated balance sheet of Sanmina Corporation and subsidiaries as of October 3, 2015, and the related consolidated statements of income, comprehensive income, stockholders’ equity, and cash flows for each of the years in the two-year period ended October 3, 2015, incorporated herein by reference.

/s/ KPMG LLP

Santa Clara, California
November 18, 2016